Exhibit 10.07

XENETIC BIOSCIENCES, INC.

EQUITY INCENTIVE PLAN

Effective January 23, 2014

XENETIC BIOSCIENCES, INC.

EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding common stock by a Person, or the sale or Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. The occurrence of an Acquisition Event shall be determined by the Committee.

2.2 “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.3 “Applicable Agreement” means with respect to any Participant, an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company (or an Affiliate of the Company) and the Participant at the time of the grant of the applicable Award that defines “cause” and/or “good reason” (or words of like import); provided, that with regard to any agreement under which the definition of “cause” and/or “good reason” only applies upon an occurrence of a change in control, such agreement shall not be an Applicable Agreement until a change in control actually takes place and then only with regard to a termination thereafter.

2.4 “Articles of Incorporation” means the Company’s Articles of Incorporation, as amended from time to time.

2.5 “Award” means any award under the Plan of any Stock Option, any Restricted Stock or any Other Stock-Based Award (including any restricted stock unit). All Awards shall be subject to the terms and conditions of an agreement executed by the Company and the Participant.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Business” means, at any time of determination, (a) any business or activity then conducted by the Company or any Parent or Subsidiary, and (b) any business that the Company or any Parent or Subsidiary has a bona fide intention to conduct and of which the Participant is aware at such time.

2.8 “Bylaws” means the Bylaws of the Company, as amended from time to time.

2.9 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy: (a) in the case where there is no Applicable Agreement, termination due to: (i) the Participant’s conviction of, or plea of guilty or nolo contendere to a felony; (ii) the Participant’s engagement in conduct constituting breach of fiduciary duty, misconduct or gross negligence relating to the Company or the performance of the Participant’s duties (including intentional acts of employment discrimination or sexual harassment) or fraud; (iii) the Participant’s failure to follow a reasonable and lawful written directive of the individual to whom the Participant reports or the Board; (iv) the Participant’s failure to perform the Participant’s material duties; and (v) the Participant’s disparagement of the Company or any of its Affiliates, Subsidiaries or Parents or any of their collective executives, stockholders, directors, or officers in any written or oral communication; (b) in the case where there is an Applicable Agreement, “cause” as defined under such agreement. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Nevada law.

2.10 “Change in Control” means, unless otherwise determined by the Committee in the applicable Award agreement:

(a) the acquisition (including any acquisition through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), of beneficial ownership of securities representing 50% or more of the total voting power of the Voting Securities, in each case calculated on a fully diluted basis after giving effect to such acquisition; other than an acquisition which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such acquisition;

(b) after the completion of an Initial Public Offering, any election has occurred of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date, (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date and (iii) Persons who were designated for election as members of the Board pursuant to an applicable stockholders agreement; provided, that any Person nominated for election by a Board at least two-thirds of whom constituted Persons described in clause (i), (ii) or (iii) or by Persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of Persons described in clause (i);

(c) a complete liquidation or dissolution of the Company; or

(d) the sale or other disposition (including by means of a merger or consolidation), directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the sale or disposition of all or substantially all of such assets to a Person who beneficially owns, directly or indirectly, at least 50% or more of the combined Voting Power of the outstanding Voting Securities of the Company at the time of the sale.

Notwithstanding the foregoing, unless the Committee provides otherwise in an Award agreement, the completion of an Initial Public Offering shall not be considered a Change in Control. Further, notwithstanding the foregoing, that with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, no event under this Section 2.10 shall be deemed a Change in Control unless such event is also a “change in control event” within the meaning of Section 409A of the Code.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.12 “Committed Time” has the meaning given in paragraph 26 of Schedule 5 in the EMI Code.

2.13 “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board. With respect to the application of the Plan to Non-Employee Directors, the Committee shall mean the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.14 “Common Stock” means the common stock of the Company, par value $[—] per share.

2.15 “Company” means Xenetic Biosciences, Inc., a Nevada corporation, and its successors by operation of law.

2.16 “Consultant” means any natural Person who (a) provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to an agreement with the Company or any of its Affiliates, which services are not in connection with the offer and sale of securities in a capital-raising transaction, and (b) who does not, directly or indirectly, promote or maintain a market for the Company’s or any of its Affiliates’ securities.

2.17 “control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words such as “controlled” and “controlling” have meanings correlative to the foregoing.

2.18 “Disability” means with respect to a Participant’s Termination, a “total disability” as defined under the Company’s Long-Term Disability Plan in effect at the time of the disability. If the Company does not have a Long-Term Disability Plan in effect at the time of the disability or, for Awards subject to Section 409A of the Code that are payable on a disability, if the foregoing definition does not comply with Section 409A of the Code, “Disability” shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.19 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.20 “Eligible Employee” means each employee of the Company or one of its Affiliates.

2.21 “EMI Code” means sections 527 – 541 of the UK Income Tax (Earnings and Pensions) Act 2003, Schedule 5 to that Act and Part 4 of Schedule 7D to the UK Taxation of Chargeable Gains Act 1992.

2.22 “EMI Eligible Employee” means an Eligible Employee who is an employee of the Company or of a Qualifying Subsidiary and (a) whose committed time amounts to (i) at least 25 hours a week or (ii) if less, seventy-five percent (75%) of his Working Time, (b) who has no Material Interest in any company in the EMI Group, and (c) who is not a U.S. Participant.

2.23 “EMI Group” means the Company and any other company which is for the time a Qualifying Subsidiary.

2.24 “EMI Share Option” means a share option granted pursuant to this Plan which satisfies, or is intended to satisfy, the conditions of Schedule 5 in the EMI Code.

2.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.26 “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.27 “Fair Market Value” means, unless otherwise required by any applicable provision of the Code, with respect to a share of any class of Common Stock or other security, as of any date: (i) if such class of Common Stock or other security is not then traded on a national securities exchange or quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, the fair market value of a share of such class of Common Stock or other security as determined by the Committee in its sole discretion, taking into account any applicable requirements of Section 422 or 409A of the Code; (ii) if such class of Common Stock or other security is not then traded on an national securities exchange but is quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, the closing price as quoted on such automated quotation system on such date, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; or (iii) if such class of Common Stock or other security is then traded on a national securities exchange, the closing price reported on the principal market on which such class or security is traded on such date or, if there is no sale of such class of Common Stock or other security on such date, then on the last previous date on which there was a sale. Notwithstanding the foregoing, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded.

2.28 “Family Member” means with respect to any natural Person, (i) such Person’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law, (ii) such Person’s heirs, legatees, beneficiaries or devisees and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such Person or such other Persons referred to in clauses (i) and (ii) above.

2.29 “Good Reason” with respect to a Participant’s voluntary Termination of Employment shall have the meaning ascribed to such term under an Applicable Agreement. Unless otherwise provided in an Award Agreement, a Participant shall not have “Good Reason” in the absence of an Applicable Agreement defining such term.

2.30 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee (other than an EMI Eligible Employee) of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.31 “Initial Public Offering” means an initial public offering of common stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

2.32 “Lead Underwriter” means the lead underwriter or underwriters of any public offering of Common Stock.

2.33 “Lock-Up Period” has the meaning set forth in Section 13.16.

2.34 “Material Interest” has the meaning given in paragraphs 29 to 30 of Schedule 5 in the EMI Code.

2.35 “Non-Employee Director” a director of the Company who is not an active employee of the Company or an Affiliate.

2.36 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is neither an Incentive Stock Option nor an EMI Share Option.

2.37 “Other Stock-Based Award” means an Award under Article VIII of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an Award valued by reference to an Affiliate.

2.38 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.39 “Participant” means an Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.40 “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.41 “Plan” means this Xenetic Biosciences, Inc. Equity Incentive Plan, as amended from time to time.

2.42 “Qualifying Subsidiary” has the meaning given in paragraph 11 of Schedule 5 in the EMI Code.

2.43 “Registration Date” means the first date after the Effective Date on which the Company is required to comply with the reporting obligations under Section 12 of the Exchange Act.

2.44 “Reorganization” has the meaning set forth in Article XV.

2.45 “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions under Article VII.

2.46 “Restriction Period” has the meaning set forth in Section 7.1(b).

2.47 “Section 4.2 Event” means any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization or other change in capital structure of the Company, or an extraordinary cash dividend.

2.48 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulation or other official guidance promulgated thereunder.

2.49 “Section 409A Covered Awards” has the meaning set forth in Section 13.18.

2.50 “Securities Act” means the Securities Act of 1933, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.51 “Stock Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.52 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.53 “Ten Percent Stockholder” means an individual described in Section 422(b) of the Code.

2.54 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.55 “Termination of Consultancy” means: (a) that the Participant is no longer acting as a consultant to the Company or one of its Affiliates; or (b) that an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another of its Affiliates at the time the entity ceases to be an Affiliate of the Company. If a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.56 “Termination of Directorship” means that a Participant has ceased to be a Non-Employee Director. If a Participant becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until such Participant has a subsequent Termination of Employment or Termination of Consultancy, as the case may be.

2.57 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) that an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company. If an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.58 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferable” and “Transferred” shall each have a correlative meaning.

2.59 “U.S. Participant” means a Participant who (i) is resident in, or a citizen or green card holder of, the United States of America on the applicable date of grant, or (ii) is otherwise subject to taxation in the United States of America on the applicable date of grant.

2.60 “Voting Securities” means the securities of the Company generally entitled to vote in the election of directors of the Board.

2.61 “Working Time” has the meaning given in paragraph 27 of Schedule 5 to the EMI Code.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. Subject to the terms and conditions hereof, the Committee shall have full authority to grant Awards to Eligible Employees, Consultants and Non-Employee Directors. Without limiting the foregoing, the Committee shall have the authority, in accordance with the terms of the Plan:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares, and class, of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of any Award granted hereunder (including the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof);

(e) to determine whether and under what circumstances the exercise price of any Stock Option may be paid in cash or Common Stock under Section 6.3(d);

(f) to determine whether and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants to exercise Awards or to purchase or pay for shares of Common Stock issuable pursuant to Awards under the Plan; provided, that (i) on and after the Registration Date executive officers and directors are not eligible to receive such loans, and (ii) all outstanding loans with executive officers and directors shall be repaid before the Registration Date;

(g) to determine whether a Stock Option is an Incentive Stock Option, a Non-Qualified Stock Option or an EMI Share Option;

(h) to determine at the time of grant whether to require a Participant, as a condition of the granting of any Stock Option, not to Transfer shares of Common Stock acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, following the date of acquisition of such shares of Common Stock;

(i) to modify, extend or renew an Award, subject to Article XI and Section 6.3(f); and

(j) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

The Committee may (i) designate employees of the Company and its Affiliates and advisors (including counsel and consultants) to assist the Committee in the administration of the Plan, (ii) rely upon any opinion received from any such advisor and (iii) to the extent permitted by applicable law and applicable exchange rules, grant authority to officers or employees of the Company and its Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee. When such delegation is so made by the Committee, such committee shall have the authority of the Committee described in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(d) with respect to the granting of such Awards; provided, that the Committee may limit or qualify the authority under any such delegation in any manner it deems appropriate.

3.3 Guidelines. Subject to Article XI, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation, determination, evaluation, election, approval, authorization, appointment, consent or other action made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan or any agreement relating to an Award or the Plan, shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants, and their respective heirs, executors, administrators, successors and assigns. Nothing in the Plan shall obligate the Company, the Board or the Committee (or any of its members) to treat any Participants alike, and the exercise of any power or discretion by any such Person with respect to any Participant shall not create any obligation on the part of such Person to take any similar action in the case of any other Participant; it being understood that any power or discretion of the Company, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Participant separately.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the Bylaws of the Company, shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Limitation of Liability; Indemnification.

(a) The Committee, its members and any Person designated pursuant to Section 3.2 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or any of its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b) To the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company or any of its Affiliates, and each member and former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former officer’s, employee’s or member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former employees, officers, directors or members may have under applicable law or under the Articles of Incorporation or Bylaws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATIONS

4.1 General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed Fifteen percent (15%) of the issued and outstanding shares of Common Stock of the Company (subject, in each case, to any increase or decrease pursuant to Section 4.2). If any Award granted under the Plan expires, terminates or, is canceled or forfeited for any reason (in the case of any Stock Option, without having been exercised in full), the number of shares of Common Stock underlying such Award (in the case of any Stock Option, to the extent unexercised) shall again be available for issuance under the Plan. To the extent that a distribution pursuant to a Stock Option is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. Shares of Common Stock tendered to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award that was exercised or that created the tax obligation) shall be added back to the number of shares available for the future grant of Awards, other than with respect to the grant of Incentive Stock Options. No fractional shares of Common Stock shall be issued under the Plan.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred stock or Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any Transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b) Subject to the provisions of this Section 4.2(b), in the event of any Section 4.2 Event then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) subject to any Award or to be issued upon exercise of an outstanding Stock Option granted under the Plan and (iii) the purchase or exercise price thereof, in each case, shall be appropriately adjusted consistent with such change in such manner as the Committee may determine or the Committee may provide for the payment of cash or other property as the Committee may determine. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants, and their respective heirs, executors, administrators, successors and assigns. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor, in a manner intended to be exempt from or comply with Section 409A of the Code. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or Transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In connection with an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or other Awards that provide for a Participant elected exercise (“Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least ten days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding, whether or not vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), contingent upon and subject to the occurrence of the Acquisition Event, and, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, any Exercisable Awards not exercised prior to the date of the consummation of such Acquisition Event shall be forfeited simultaneous with the consummation of the Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value of the Common Stock subject to such Exercisable Award on the date of such termination, without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article X shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1 General Eligibility. All current Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

5.2 Incentive Stock Options. Only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3 EMI Share Options. An EMI Share Option may only be granted to an EMI Eligible Employee. Eligibility for the grant of an EMI Share Option and actual participation in the Plan shall be determined by the Committee.

5.4 General Requirement. The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director. No Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

ARTICLE VI

STOCK OPTIONS

6.1 Stock Options. Each Stock Option granted under the Plan shall be any of the following: (a) an Incentive Stock Option; (b) a Non-Qualified Stock Option; or (c) an EMI Share Option.

6.2 Grants. Subject to Section 5.2, the Committee may grant to any Eligible Employee (other than an EMI Eligible Employee) Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options, and may grant to any EMI Eligible Employee EMI Share Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option. The Committee may grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3 Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on the date of the grant; provided, that the per share exercise price of a Stock Option shall not be less than one hundred percent (100%) (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%)) of the Fair Market Value thereof on the date of the grant SAVE THAT the exercise price per share of Common Stock subject to an EMI Share Option may be less than one hundred percent (100%) of the Fair Market Value thereof on the date of grant, but not in any event less than the par value of such a share of Common Stock.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided, that (i) no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; (ii) the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years; and (iii) no EMI Share Option may be exercised more than 12 months after the date of death of the individual to whom it was granted.

(c) Exercisability. The exercisability of each Stock Option shall be determined by the Committee at the time of grant.

(d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be acquired. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; or (iii) on such other terms and conditions as may be acceptable to the Committee. No shares of Common Stock or Units shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee (other than an EMI Eligible Employee) during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee (other than an EMI Eligible Employee) does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided, that (x) the rights of a Participant are not reduced or adversely affected without his or her consent and (y) such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor. Notwithstanding the foregoing, after the Registration Date an outstanding Stock Option may not be modified to reduce the exercise price thereof and a new Stock Option at a lower price may not be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g) Other Terms and Conditions, Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate, as set forth in a Stock Option grant agreement.

(h) Limits on the grant of EMI Share Options.

(i) An EMI Share Option may only be granted to an EMI Eligible Employee insofar as the initial market value of shares of Common Stock which may be acquired on exercise of the EMI Share Option (determined as mentioned in paragraph 56 of Schedule 5 in the EMI Code) and aggregated, if appropriate, with certain other rights to acquire Shares (as referred to in paragraph 5 of Schedule 5 in the EMI Code), including:

(A)	the aggregate initial market value of shares of Common Stock in respect of which rights to acquire shares of Common Stock have been granted to the EMI Eligible Employee, whether or not pursuant to this Plan, which rank as EMI Share Options and which have neither been exercised nor ceased to be exercisable; and

(B)	the aggregate market value of shares of Common Stock in respect of which rights to acquire shares of Common Stock have been obtained by the EMI Eligible Employee under any Company Share Option Plan approved under Schedule 4 of the UK Income Tax (Earnings and Pensions) Act 2003 and which has been established by the Company or any other company within the EMI Group and which have neither been exercised nor ceased to be exercisable does not exceed £250,000 or such other limit as is from time to time specified in the EMI Code.

(ii) No EMI Options shall be granted if such grant would cause the limit of £3 million on the value of shares of Common Stock subject to unexercised EMI Share Options, or such other limit as is specified in paragraph 7 of Schedule 5 in the EMI Code from time to time, to be exceeded.

ARTICLE VII

RESTRICTED STOCK

7.1 Awards of Restricted Stock.

(a) Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times within which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine.

(b) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

7.2 Awards and Certificates. An Eligible Employee, Consultant and Non-Employee Director selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price (if any) of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 13.4.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall, in addition to any legends required by applicable securities laws, be registered in the name of such Participant, and shall bear any legends required by applicable securities laws, as well as an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Xenetic Biosciences, Inc. (the “Company”) Equity Incentive Plan (as amended from time to time), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Stockholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee specifies otherwise at the time of the Award.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. The legend referred to in subsection (c) above shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1 Other Awards. The Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to the value of shares of Common Stock. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria or such other factors as the Committee may determine. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares, and class, of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. To the extent permitted by law, the Committee may permit Eligible Employees or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, neither Other Stock-Based Awards nor the shares of Common Stock subject to them may be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Other Stock-Based Award and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

(d) Price. Common Stock issued on a bonus basis pursuant to an Other Stock-Based Award may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee.

(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE IX

NON-TRANSFERABILITY AND TERMINATION OF

EMPLOYMENT/CONSULTANCY/DIRECTORSHIP

9.1 Non-Transferability

(a) Except as otherwise specifically provided herein, (i) no Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer Stock Options other than in accordance with the provisions of this Section 9.1 shall be void.

(b) Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option is Transferable to a Family Member of a Participant, in whole or in part and in such circumstances, and under such conditions, as specified by the Committee; provided, that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Stock Option agreement.

(c) All Awards Transferred to a Family Member (and all shares of Common Stock acquired upon the exercise of a Stock Option and held by a Family Member) shall be subject to the terms of the Plan and the applicable Stock Option agreement.

(d) In the event of a Participant’s death, the Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e) Prior to the Registration Date or such other date determined by the Committee, no Participant shall Transfer any shares of Common Stock acquired pursuant to an Award. Notwithstanding the foregoing, a Participant shall have the right to Transfer such shares of Common Stock to a Family Member who takes the shares subject to the terms of the Plan and any applicable Award or stockholders agreement to which the Company is a party; provided, that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws. Any attempt to Transfer any shares of Common Stock other than in accordance with the provisions of this Section 9.1 shall be void and immediately cancelled.

(f) No Award shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such Award, or be subject to attachment or legal process for or against such Person.

9.2 Termination. Unless otherwise determined by the Committee at grant, the following shall apply in the event of a Termination of a Participant:

(a) Rules Applicable to Stock Options.

(i) Termination by Reason of Death or Disability. If a Participant’s Termination is by reason of death or Disability, all Stock Options that were granted to such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant, or Family Member to whom such Stock Options were Transferred (or, in the case of death, by the legal representative of the Participant’s estate), at any time within a period of one year after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(ii) Involuntary Termination without Cause or Voluntary Termination. If a Participant’s Termination is by involuntary termination by the Company without Cause or a voluntary Termination for or without Good Reason by the Participant (other than a voluntary termination described in subsection (iii)(2) below), all Stock Options that were granted to such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant, or Family Member to whom such Stock Options were Transferred, at any time within a period of 90 days after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(iii) Termination for Cause; Voluntary Termination without Good Reason. If a Participant’s Termination: (1) is for Cause, (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that were granted to such Participant shall automatically terminate on the date of such Termination.

(iv) Unvested Stock Options. Stock Options that were granted to a Participant and are not vested as of the date of such Participant’s Termination for any reason shall terminate on the date of such Termination.

(b) Rules Applicable to Restricted Stock. Unless otherwise determined by the Committee at grant or thereafter, during the relevant Restriction Period, upon a Participant’s Termination for any reason, all Restricted Stock that was granted to such Participant and still subject to restriction shall be forfeited.

(c) Rules Applicable to other Stock-Based Awards. The effect of a Participant’s Termination on any Other Stock-Based Award shall be as provided in the applicable Award agreement.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Except as otherwise provided by the Committee in an Award agreement, in the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(b) cancel Awards for fair value (as determined by the Committee) which, in the case of Stock Options or other Exercisable Awards may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Stock Options or other Exercisable Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Stock Options or other Exercisable Awards on the date of such cancellation) over the aggregate exercise price of such Stock Options or Awards;

(c) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Committee; or

(d) if such Change in Control is an Acquisition Event, take any of the actions permitted by Section 4.2(d).

ARTICLE XI

TERMINATION OR AMENDMENT

11.1 Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise; provided, that (x) if the Committee determines that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may be adversely impaired in any material respect, the consent of such Participant shall be required, and (y) without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would:

(a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than due to an adjustment under Section 4.2);

(b) change the classification of individuals eligible to receive Awards under the Plan;

(c) decrease the minimum exercise price of any Stock Option;

(d) extend the maximum Stock Option period under Section 6.3;

(e) award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(f); or

(f) require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

11.2 The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, subject to Article IV; provided, that no such amendment or other action by the Committee shall adversely affect the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law. Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

ARTICLE XII

UNFUNDED PLAN

12.1 The Plan is intended to constitute an “unfunded” plan. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Legend. The Committee may require each Person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that such Person is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates and book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3 No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any of its Affiliates, or shall limit in any way the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, the minimum Federal, state or local taxes statutorily required to be withheld. Upon the vesting of Restricted Stock (or any other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay the minimum statutorily required withholding taxes to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable to the Participant or by delivering shares of Common Stock already owned by the Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

13.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, if at any time on or after the Registration Date the Common Stock is listed on a national securities exchange or national automated quotation system, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful, result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction or violate the rules of any established securities exchange, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery will be lawful, will not result in the imposition of excise taxes on the Company and will not violate the rules of any established securities exchange.

(c) Upon termination of any period of suspension under this Section 13.5, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.6 Governing Law. All matters arising out of or relating to the Plan, the actions taken in connection herewith and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to its principles of conflict of laws.

13.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

13.8 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.9 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Award granted hereunder.

13.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

13.11 Severability of Provisions. If at any time any of the provisions of the Plan shall be held invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over the Plan and the provisions of the Plan, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

13.12 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.13 Securities Act Compliance. Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act.

13.14 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

13.15 Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.16 Agreement. Unless otherwise specified in the applicable Award agreement, as a condition to the grant of an Award, if requested by the Company or the Lead Underwriter, a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to a Stock Option until the end of such Lock-up Period.

13.17 No Rights as Stockholder. Subject to the provisions of the Award agreement, no Participant shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

13.18 Section 409A of the Code. The following provisions of this Section 13.18 shall not apply in relation to the grant of an EMI Share Option to an EMI Eligible Employee. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.18(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b) With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, subject to Section 13.18(a).

(c) For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.19 Consideration. Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate of the Company for its benefit; provided, that in the case of an Award to be made to a new Eligible Employee, Non-Employee Director, or Consultant who has not performed prior services for the Company or an Affiliate of the Company, the Company will require payment of the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with applicable law.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan is effective January 23, 2014, which is the date of the Plan’s adoption by the Board. The Plan shall be submitted for and subject to the approval of the stockholders of the Company in compliance with applicable law no later than twelve (12) months after such effective date.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.